UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  June 13, 2023
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GREEN PLAINS PARTNERS LP
(Exact name of registrant as specified in its charter)
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Delaware	001-37469	47-3822258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1811 Aksarben Drive
Omaha, Nebraska 68106
(Address of Principal Executive Offices) (Zip Code)
(402) 884-8700
(Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units, Representing Limited Partner Interests	GPP	The Nasdaq Stock Market LLC
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 13, 2023, Green Plains Inc. (the “Company”) eliminated the position of Chief Accounting Officer of the Company and Green Plains Partners LP (“GPP”), a position held by Paul Kolomaya, who has departed the Company. Mr. Kolomaya’s responsibilities are being allocated among other officers and employees of the Company. James E. Stark, Chief Financial Officer of the Company and GPP, will continue as the principal accounting officer for both companies. Mr. Kolomaya will remain as a consultant for the next 12 months to be available as needed. “Paul’s contribution and tireless commitment to Green Plains has been key to our success over the last 15 years,” said Todd Becker, President and CEO of the Company and GPP. “He has been instrumental to our leadership team, continually driving for accuracy and consistency in processes and functions throughout the organization.”
“I leave knowing the accounting and finance group will continue on with the discipline and efficiency we established together at Green Plains,” said Mr. Kolomaya. “My time at Green Plains has been the highlight of my career and I am proud of all we have accomplished together as a team. I look forward to watching the company continue to transform and grow.”

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Plains Partners LP

Date: June 14, 2023	By:	/s/ Michelle Mapes
Michelle Mapes
Chief Legal & Administration Officer and Corporate Secretary
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